Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Netlist, Inc., a Delaware corporation (“Netlist”) for the fiscal year ended December 30, 2006, as filed with the Securities and Exchange Commission on February 27, 2007 (the “Report”), Chun K. Hong, president, chief executive officer and chairman of the board of Netlist, and Lee Kim, vice president, chief financial officer and secretary of Netlist, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)           the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Netlist.

February 27, 2007	/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

February 27, 2007	/s/ Lee Kim
Lee Kim
Vice President and Chief Financial Officer
(Principal Executive Officer)